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                                                               Exhibit 5 & 23(d)


                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301



                                  July 7, 1999

Visual Data Corporation
1291 S.W. 29th Avenue
Pompano Beach, Florida 33069

      RE: VISUAL DATA CORPORATION (THE "COMPANY") - REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-79887) (THE "REGISTRATION STATEMENT")

Gentlemen:

      This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the public offering by the Company of 1,600,000 shares of Common Stock, $.0001 par value ("Common Stock") and 700,000 shares of Common Stock for sale by the holders thereof (the "Selling Shareholders") for resale by the Selling Shareholders (collectively the "Securities"), as set forth in the Registration Statement, including up to 300,000 shares of Common Stock issuable in connection with the Underwriters' over-allotment option.

      In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Articles of Incorporation, as amended, and Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Common Stock and related matters; (iii) the Registration Statement and the exhibits thereto; and (iv) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.





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Visual Data Corporation
July 7, 1999
Page 2



      Based upon the foregoing, we are of the opinion that:



      1. The Company is a corporation duly organized and validly existing under the laws of the State of Florida; and

      2. When (i) the Registration Statement has become effective under the Securities Act of 1933, as amended, (ii) the Securities have been issued and sold as contemplated in the Registration Statement and the Underwriting Agreement referred to therein, and (iii) the Securities have been duly executed, delivered and paid for, such Securities will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement.

                                  Sincerely,

                                  ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                                  /s/ Atlas, Pearlman, Trop & Borkson, P.A.
                                  -----------------------------------------